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                                                                      EXHIBIT 11

          JOE FRANKLIN SANDERSON, JR. AND WILLIAM RAMON SANDERSON, NOT
            INDIVIDUALLY BUT SOLELY AS CO-EXECUTORS OF THE ESTATE OF
                        JOE FRANKLIN SANDERSON, DECEASED

                       FIFTH AMENDMENT TO CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois
The Lenders from time to time parties hereto
SunTrust Bank (formerly known as
SunTrust Bank, Atlanta) Atlanta, Georgia


Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of March 21, 2000, as amended (the "Credit Agreement"), among the undersigned, JOE FRANKLIN SANDERSON, JR. AND WILLIAM RAMON SANDERSON, not individually but solely as co-executors of the estate of Joe Franklin Sanderson, Deceased (the "Borrower"), you (the "Banks") and Harris Trust and Savings Bank, as agent for the Banks (the "Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

         The Borrower and the Banks wish to amend the Credit Agreement in the manner and on the terms and conditions set forth herein.

         1. AMENDMENTS.

         Upon satisfaction of all of the conditions precedent set forth in
Section 2 hereof, the Credit Agreement shall be amended as follows:

         1.1 The last sentence of Section 1.3(e) of the Credit Agreement shall be amended to read as follows:

         "The Borrower shall pay any additional interest payable pursuant to this section for any calendar year no later than the last Business Day of January following such calendar year, all without notice or demand from the Bank, provided that any additional interest payable pursuant to this section that is accrued and unpaid on January 1, 2006, shall be due and payable on January 1, 2006, without notice or demand from the Bank."


         1.2. Section 7.2(d) of the Credit Agreement shall be amended to read as follows:


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                  "(d) No later than 5 days after the last day of each month, a calculation in reasonable detail of the Loan to Value Ratio as of the last day of such month, together with a written certificate of the Borrower to the effect that the Borrower is in compliance with all of the terms and conditions of this Agreement or, if the Borrower is not in compliance with all of the terms and conditions of this Agreement, describing in reasonable detail the non-compliance and specifying the action, if any, taken by the Borrower to remedy the same, all certified by the Borrower; and"

         1.3. Section 7.4(f) of the Credit Agreement shall be amended to read as follows:

                  "(f) At any time from and during the period that the Borrower has provided to the Agent for the benefit of the Banks Cash Collateral in an amount equal to the sum (the "Principal and Interest Cash Collateral Requirement") of (i)the outstanding principal balance of the Term Loans, plus (ii)the aggregate amount of the remaining interest payments, including without limitation payments of additional interest pursuant to Section 1.3(e) of this Agreement, on the Term Loans through and including January 1, 2006, additional debt for borrowed money without limitation."

         1.4. The Credit Agreement shall be amended by adding the following provision thereto as Section 7.13 of the Credit Agreement:

                  "Section 7.13. The Borrower shall at all times maintain cash and cash equivalents (other than Cash Collateral) in an amount sufficient to enable the Borrower to pay in full its obligations (including without limitation taxes and professional fees and expenses) when due."

         2. CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

         2.1. The Borrower, the Agent and each of the Banks shall have executed this Amendment.

         2.2. The Borrower shall have delivered to the Agent an order from the Chancery Court of the Second Judicial District of Jones County, Mississippi authorizing the distribution of up to 1,600,000 shares of the common stock of Sanderson Farms, Inc. during the calendar year 2004.

         3. REPRESENTATIONS AND WARRANTIES.

         3.1. Each of the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct.


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         3.2. The Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and, after giving effect to this Amendment, no Event of Default or Potential Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

         4. MISCELLANEOUS.

         4.1. The Borrower has heretofore executed and delivered to the Agent that certain Security Agreement Re: Deposit Accounts and that certain Pledge Agreement, each dated as of March 21, 2000, as supplemented and amended (the "Security Documents") and the Borrower hereby agrees that the Security Documents shall secure all of the Borrower's indebtedness, obligations and liabilities to the Agent and the Banks under the Credit Agreement as amended by this Amendment, that notwithstanding the execution and delivery of this Amendment, the Security Documents shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Borrower thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment. In furtherance and not in limitation of the foregoing, the Borrower hereby acknowledges and agrees that it has established Premium Savers Account number [account number deleted for privacy purposes] with Harris Trust and Savings Bank and that such account, together with all of the funds now or at any time hereafter on deposit therein, are subject to the security interest granted by the Borrower to the Agent for the benefit of the Banks pursuant to the Security Agreement.

         4.2. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

         4.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

         Upon acceptance hereof by the Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth.

         Dated as of February 20, 2004.


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                                       /s/ Joe F. Sanderson, Jr.
                                       ------------------------------------
                                       JOE FRANKLIN SANDERSON, JR., AS
                                       COEXECUTOR OF THE ESTATE OF JOE
                                       FRANKLIN SANDERSON, DECEASED,
                                       AND NOT IN HIS INDIVIDUAL CAPACITY


                                       /s/ William Ramon Sanderson
                                       -------------------------------------
                                       WILLIAM RAMON SANDERSON, AS
                                       COEXECUTOR OF THE ESTATE OF JOE
                                       FRANKLIN SANDERSON, DECEASED,
                                       AND NOT IN HIS INDIVIDUAL CAPACITY

         Accepted and agreed to as of the day and year last above written.


                                       HARRIS TRUST AND
                                         SAVINGS BANK
                                         individually and as Agent


                                       By /s/ Curtis Flammini
                                          ------------------------------------
                                          Its Vice President


                                       SUNTRUST BANK



                                       By /s/ Michael Lapresi
                                          ------------------------------------
                                          Its Managing Director
                                          ------------------------------------